Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: October 17, 2007

Contacts:

Steven C. Ackmann	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-346-4156	570-504-8000

FIDELITY D & D BANCORP, INC.

THIRD QUARTER 2007 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended September 30, 2007 of $1,178,000, a 14% increase compared to $1,030,000 for the same quarter of 2006. Earnings per share on a fully diluted basis for the quarter totaled $0.57, up from $0.51 for the prior year period.

Net income for the nine months ended September 30, 2007 was $3,381,000, a 13% increase compared to net income of $3,000,000 for the same 2006 period. Earnings per share were $1.64 and $1.47 for the nine months ended September 30, 2007 and 2006, respectively.

Net interest income increased to $4,422,000 for the quarter ended September 30, 2007 from $4,313,000 recorded during the same quarter of 2006. Growth in the security and loan portfolios produced more interest income, which was partially offset by rising interest costs, resulting in higher net interest income earned for the third quarter of 2007. This improved the net interest margin to 3.31% for the third quarter of 2007 from 3.29% for same 2006 period.

Net interest income increased to $13,049,000 for the nine months ended September 30, 2007 from $12,809,000 recorded during the same quarter of 2006. Net interest margin was 3.34% during the nine months of 2007, up four basis points from 3.30% during the same 2006 period.

A credit to provision for loan loss was required during the quarter ended September 30, 2007 due to improved credit quality of classified loans. The third quarter and the first nine months of 2007 was a $60,000 credit compared to charges of $75,000 and $325,000 in the same 2006 quarter and nine month period, respectively. The allowance for loan losses was 1.17% of total loans at September 30, 2007, down from 1.41% at September 30, 2006.

Steven C. Ackmann, President and CEO stated, “We are pleased with the continued increase in quarterly earnings even in the face of a challenging rate and credit environment for banks in general. We are further encouraged by the 7% increase in deposits since the beginning of the year. Those increases came from enhanced products; strong selling efforts by our dedicated core of personal bankers and impressive growth in our popular, newly relocated Greenridge office. This quarter also saw us begin construction of our new West Scranton Branch; look for it to open late in the first quarter of 2008.”

Total other income recorded for the quarter ended September 30, 2007 was $1,309,000, compared with $1,136,000 for the same quarter in 2006. Growth in deposit service charges, other fee income and gains recorded from loan sales during in the third quarter of 2007 produced the $172,000 increase in other income compared to the third quarter of 2006. Total other income for the nine months ended September 30, 2007 was $3,852,000, up $503,000 compared to $3,349,000 for the same period in 2006.

Total other operating expenses increased from $3,996,000 to $4,189,000 for the quarters ending September 30, 2006 and 2007, respectively. The operating expense increase resulted primarily from salary and incentive expenses plus more occupancy, donation and ATM expenses occurring during in the third quarter of 2007 as compared to 2006. Total other operating expenses increased from $11,867,000 for the nine months ending September 30, 2006 to $12,390,000 for 2007.

The Company’s assets grew $26,783,000, or 5%, to total $589,101,000 at September 30, 2007 from $562,318,000 at December 31, 2006.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 12 community banking offices and 20 ATM locations.

For more information please visit our investor relations web site located at www.the-fidelity.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

At Period End:	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006
Assets
Total cash and cash equivalents	$13,371,112	$12,220,533	$14,435,738	$13,800,848	$20,832,779
Investment securities	121,896,653	107,964,486	101,291,577	100,410,736	101,740,346
Federal Home Loan Bank Stock	3,558,300	4,151,900	3,598,600	3,795,100	3,259,400
Loans and leases	426,163,776	425,652,831	422,955,523	422,765,351	415,915,591
Allowance for loan losses	(4,990,855)	(5,294,537)	(5,359,758)	(5,444,303)	(5,843,538)
Premises and equipment, net	13,306,479	13,331,402	10,941,355	11,324,465	11,296,696
Life insurance cash surrender value	8,408,987	8,331,225	8,254,777	8,177,961	8,105,171
Other assets	7,386,687	7,134,628	8,508,130	7,487,830	7,534,038

Total assets	$589,101,139	$573,492,468	$564,625,942	$562,317,988	$562,840,483

Liabilities
Non-interest-bearing deposits	$70,544,329	$72,067,616	$71,623,735	$73,741,975	$71,548,817
Interest-bearing deposits	368,512,228	349,263,741	342,443,261	336,592,620	348,180,970
Total deposits	439,056,557	421,331,357	414,066,996	410,334,595	419,729,787
Short-term borrowings	28,579,498	29,601,083	31,607,966	33,656,150	22,826,739
Long-term debt	62,917,875	66,125,522	62,331,630	62,536,210	65,590,062
Other liabilities	4,658,726	4,235,491	3,985,911	4,179,170	3,730,970
Total liabilities	535,212,656	521,293,453	511,992,503	510,706,125	511,877,558

Shareholders’ equity	53,888,483	52,199,015	52,633,439	51,611,863	50,962,925

Total liabilities and shareholders’ equity	$589,101,139	$573,492,468	$564,625,942	$562,317,988	$562,840,483

Average Quarterly Balances:	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006
Assets
Total cash and cash equivalents	$10,793,137	$11,362,306	$12,185,856	$10,970,802	$10,133,961
Investment securities	118,204,518	112,993,078	108,698,773	114,670,680	116,520,987
Loans and leases, net	420,402,304	415,200,287	419,942,066	412,624,062	414,380,326
Premises and equipment, net	13,311,760	10,994,719	11,194,541	11,260,563	11,480,499
Other assets	15,406,872	16,905,957	14,415,628	13,908,846	12,321,122

Total assets	$578,118,591	$567,456,347	$566,436,864	$563,434,953	$564,836,895

Liabilities
Non-interest-bearing deposits	$72,383,671	$70,718,373	$69,737,257	$70,975,409	$68,170,366
Interest-bearing deposits	359,341,338	344,421,824	354,901,749	344,024,072	349,113,993
Total deposits	431,725,009	415,140,197	424,639,006	414,999,481	417,284,359
Short-term borrowings and long-term debt	88,544,109	95,203,717	85,273,730	92,572,901	93,953,798
Other liabilities	4,723,440	4,208,926	4,341,031	4,501,801	3,968,526
Total liabilities	524,992,558	514,552,840	514,253,767	512,074,183	515,206,683

Shareholders’ equity	53,126,033	52,903,507	52,183,097	51,360,770	49,630,212

Total liabilities and shareholders’ equity	$578,118,591	$567,456,347	$566,436,864	$563,434,953	$564,836,895

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	Sep. 30, 2007	Sep. 30, 2006	Sep. 30, 2007	Sep. 30, 2006
Interest income
Loans and leases	$7,345,777	$7,226,814	$21,890,563	$20,858,722
Securities and other	1,546,569	1,367,752	4,317,977	4,000,449

Total interest income	8,892,346	8,594,566	26,208,540	24,859,171

Interest expense
Deposits	3,420,693	3,132,402	9,977,394	8,279,425
Borrowings and debt	1,049,298	1,148,667	3,182,045	3,770,516

Total interest expense	4,469,991	4,281,069	13,159,439	12,049,941

Net interest income	4,422,355	4,313,497	13,049,101	12,809,230

Provision for loan losses	(60,000)	75,000	(60,000)	325,000
Other income	1,308,761	1,136,275	3,851,538	3,349,052
Other expenses	4,189,171	3,995,764	12,389,767	11,866,663
Provision for income taxes	424,023	349,032	1,189,866	966,392
Net income	$1,177,922	$1,029,976	$3,381,006	$3,000,227

	Three Months Ended
	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006
Interest income
Loans and leases	$7,345,777	$7,260,240	$7,284,546	$7,268,584	$7,226,814
Securities and other	1,546,569	1,424,138	1,347,270	1,401,955	1,367,752

Total interest income	8,892,346	8,684,378	8,631,816	8,670,539	8,594,566

Interest expense
Deposits	3,420,693	3,222,678	3,334,023	3,213,402	3,132,402
Borrowings and debt	1,049,298	1,139,144	993,603	1,097,766	1,148,667

Total interest expense	4,469,991	4,361,822	4,327,626	4,311,168	4,281,069

Net interest income	4,422,355	4,322,556	4,304,190	4,359,371	4,313,497

Provision for loan losses	(60,000)	—	—	—	75,000
Other income	1,308,761	1,329,114	1,213,663	1,173,086	1,136,275
Other expenses	4,189,171	4,087,553	4,113,043	4,011,713	3,995,764
Provision for income taxes	424,023	405,384	360,459	395,688	349,032
Net income	$1,177,922	$1,158,733	$1,044,351	$1,125,056	$1,029,976

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006
Selected returns and financial ratios
Diluted earnings per share	$0.57	$0.56	$0.51	$0.54	$0.51
Dividends per share	$0.24	$0.22	$0.22	$0.22	$0.22
Yield on interest-earning assets (FTE)	6.56%	6.61%	6.65%	6.55%	6.45%
Cost of interest-bearing liabilities	3.96%	3.98%	3.99%	3.92%	3.83%
Net interest spread	2.60%	2.63%	2.66%	2.63%	2.62%
Net interest margin	3.31%	3.34%	3.36%	3.34%	3.29%
Return on average assets	0.81%	0.82%	0.75%	0.79%	0.72%
Return on average equity	8.80%	8.79%	8.12%	8.69%	8.18%
Efficiency ratio	72.05%	71.16%	72.86%	71.31%	71.85%
Expense ratio	2.01%	1.98%	2.11%	2.03%	2.03%

	Nine Months Ended
	Sep. 30, 2007	Sep. 30, 2006
Diluted earnings per share	$1.64	$1.47
Dividends per share	$0.68	$0.66
Yield on interest-earning assets (FTE)	6.60%	6.29%
Cost of interest-bearing liabilities	3.98%	3.62%
Net interest spread	2.62%	2.67%
Net interest margin	3.34%	3.30%
Return on average assets	0.79%	0.71%
Return on average equity	8.57%	8.12%
Efficiency ratio	72.01%	71.80%
Expense ratio	2.02%	2.03%

Other data

	Sep. 30, 2007		Jun. 30, 2007		Mar. 31, 2007		Dec. 31, 2006		Sep. 30, 2006
Book value per share	$26.00		$25.25		$25.51		$25.09		$24.82
Equity to assets	9.15%		9.10%		9.32%		9.18%		9.05%
Allowance for loan losses to:
Total loans	1.17%		1.24%		1.27%		1.29%		1.41%
Non-accrual loans	1.07	x	1.21	x	1.69	x	1.62	x	1.43	x
Non-accrual loans to net loans	1.10%		1.04%		0.76%		0.80%		1.00%
Non-performing assets to total assets	0.81%		0.78%		0.67%		0.65%		0.93%